Exhibit 15.4

[Letterhead of Jun He Lawyers]

April 22, 2016

NetEase, Inc.

Building No. 7, West Zone

Zhongguancun Software Park (Phase II)

No. 10 Xibeiwang East Road, Haidian District

Beijing, People’s Republic of China

Dear Sirs,

Re: Consent of People’s Republic of China Counsel

We consent to the reference to our firm under the heading “Enforcement of Civil Liabilities” in the annual report on Form 20-F for the year ended December 31, 2015 of NetEase, Inc. to be filed with the Securities and Exchange Commission in the month of April 2016.

Very truly yours,

/s/ Jun He Lawyers

Jun He Law Offices